Exhibit 10.1 (m)

Industrial Property - Leasing Contract

between

FLUID DESIGN S.r.l. located in Reggio Emilia, via Emilia All’Angelo 7, tax code, VAT number and registration number from the Register of companies of Reggio Emilia 01966800359, represented by Mr Eugenio Arduini, born in Reggio Emilia the 11/10/1963 with residence in Albinea (RE), via Pareto 25, tax code (C.F.): RDNGNE63R11H223F, as legal administrator with power of attorney, consecutively indicated as the “Landlord”.

and

COMATROL COMPONENTI APPARECCHIATURE TRASMISSIONI OLEODINAMICHE S.r.l. located in Reggio Emilia, via Rinaldi nr. 111, tax code, VAT number and registration number from the Register of Companies of Reggio Emilia 00509340352, represented by Mr Mosè Natale Arduini, born in Albinea (RE) the 25/12/1931 with residence in via Pareto 25, tax code (C.F.): RDNMNT31T25A162A, as legal representative with power of attorney, consecutively indicated as the “Lessee”.

(jointly also the “Parties”)

granted that

•                  The “Landlord” is the owner of the complete industrial property, with site in Reggio Emilia, located in Roncocesi, via Rinaldi 111, constituted of industrial production and office facility, consisting of ground floor and first floor, with courtyard and exclusive property of 8572 m2 registered in the map book at the land registry office in Reggio Emilia on page 42 with parcel number 486 as well as at the NCT at the same municipality on page 1 — urban and mixed area — page 42 parcel 486 indicating 85.72 m2 on the map — appendix sub A to this contract in yellow colour (consecutively indicated as the “Complete Estate”).

•                  The “Complete Estate” is equipped with the following accessory systems also property of the “Landlord”: elevator, plumbing and fire alarm;

•                  The “Lessee” is interested in taking the location as a complete estate and using it for industrial purposes it has been agreed and stipulated the following:

1.               The prefaces are part of the present agreement.

2.               Fluid Design S.r.l. leases to Comatrol Componenti Apparecchiature Trasmissioni Oleodinamiche S.r.l., who has accepted, the complete estate according to the conditions foreseen in this agreement.

3.               The present leasing agreement is valid for 6 (six) years starting from 01/10/2001 and is renewed by tacit agreement by 6 (six) to 6 (six) years. The Landlord, may apply according to art. 29 of the law 29 July 1978 n.392 (consecutively indicated as “Law 392”) at the first expiry date, to not renew the present contract, provided that the Lessee has been informed at least 12 months prior to the expiry date in writing with registered letter. After 3 years from the 01/10/2001, the Lessee has the right to withdraw from the contract at any moment, provided that the Landlord has been informed in writing by registered letter with at least 12 months notice. Remains intended, therefore, that the Lessee may send the written communication from the 01/10/2003 to terminate the agreement and the termination will only be effective from the 01/10/2004.

4.               The amount of the leasing agreement is set at 450.000.000 Lira (fourhundredandfiftymillion) which is equal to 232.405,6 EUR (twohundredandthirtytwothousandfourhundredandfivecommasix) annually plus VAT by law (consecutively indicated as the “Rent”) to be paid quarterly anticipating a payment of 112.500.000 Lira (onehundredandtwelvemillionandfivehundredthousand) which is equal to 58.101,4 EUR (fiftyeightthousandonehundredandonecommafour) each payment plus VAT by law on the first of October, the first of January, the first of April and the first of July of each year. Payment of the above mentioned amount needs to take place at the residence of the Landlord or by means of direct payment into his bank account. The landlord will provide the Lessee with these details.

5.               According to the provisions of the law 392 art. 32 the Parties agree that from the starting date of the leasing agreement, the Rent will be adjusted annually to maintain the fluctuations of the Lira. The increase variations shall be equal to 75% (seventyfive percent) according to those controlled by the ISTAT, the index of the price of consumption per family of blue collar and white collar workers. The first adjustment will become effective on the 1st October 2002 for the first year of the leasing agreement and so on consecutively.

6.               Remains intended that if the Complete Estate will be enlarged, the monthly rent will increase by an amount (determined by the present §. 6) per m2 with start date on the first day of the subsequent month in which the Complete Estate will be available to the Lessee to carry out his activities. The amount per month per m2 is to be added to the Rent and is fixed at 92.160 Lira (ninetytwothousandonehundredandsixty) which is equal to 47,60 EUR (fortysevencommasixty) — and needs to be adjusted accordingly to maintain the fluctuations of the Lira from the date stipulated in the present contract until the first day of the subsequent month in which the new part of the Complete Estate will be available to the Lessee for his activities. The increase variations will be equal to 100% (onehundred percent) according to those controlled by the ISTAT, the index of the price of consumption per family of blue collar and white collar workers. Remains intended that the Rent, as increased according to the senses in this paragraph, will be adjusted according to the senses in the preceding § 5.

7.               As guarantee of the obligations premised in this agreement, the Lessee along with the date of this leasing agreement has to pay a deposit of 112.500.000 Lira (onehundredandtwelvemillionfivehundredthousand) which is equal to 58.101,4 EUR (fiftyeightthousandonehundredandonecommafour), this sum is subject to interest by law on a yearly basis, therefore this amount incl. interest will be returned to the Lessee in case the leasing agreement is terminated.

8.               The premises of the Complete Estate have been granted only for the use of industrial and commercial activities by the Lessee, as better defined in the corporate objectives, it is prohibited to sublease, partially assign or change the intended use. Until then and as foreseen in the article 34, 35, 37 according to the Law 392, the Lessee declares that the premises will only be used for activities that have no direct contact with the public.

9.               The Landlord, according to the article by law 1456 c.c., reserves the right to terminate the present agreement due to non-fulfillment by the Lessee in the following cases:

a)              late payment by more than 8 days, as agreed to the terms of payment in the preceding § 4;

b)             any change related to the intended use of the premises as provided for in the preceding § 8 of this agreement;

In case of the non-fulfillment of the agreement described in point a) above, and the Landlord decides to not terminate the contract, the late payment of the single installment of the Rent, as per the preceding § 4, will be subject to interest which will be fixed and measured according to the legal increase of 5 points.

10.         The Lessee declares to have examined the premises object of this agreement and to have found them suitable for proper use, in a good maintained state, free of defects that can affect the health of those involved in the activities and is obliged to return the premises in the same condition as found at the termination of this agreement. The Lessee also declares that the systems that form part of the Complete Estate correspond to the norms of the law.

11.         Any modifications to the Complete Estate, apart from those already authorized and not yet carried out at the moment of the stipulation of this agreement, need to be pre-emptively authorized in writing by the Landlord. In all cases any innovations, improvements or modifications remain property of and available to the Landlord at the date of the termination of this relationship, without any rights by the Lessee relative to reimbursement except for the fact if the Landlord asks to have the Complete Estate returned into its original state at the cost and the care of the Lessee. All costs related to ordinary maintenance and management of the premises are the responsibility of the Lessee, as well as extra ordinary maintenance of the systems and shutters, the Landlord only retains responsibility of extra ordinary maintenance to the building.

12.         The Lessee will keep the Landlord out of any responsibility with reference to damages directly or indirectly caused by events or negligence of a third party.

13.         The Landlord may inspect or have the Complete Estate inspected at any time, provided he has informed the Lessee of this in writing beforehand.

14.         Except for the content in the article 8 of the Law 392, all costs related to this agreement and any future renewals, as well as the taxes, stamp duties, collection and release expenses are the responsibility of the Lessee.

Appendix:

A — Map of the Complete Estate

Read, confirmed and undersigned

Reggio Emilia, 2/10/2001

The Landlord

FLUID DESIGN SRL

Eugenio Arduini

The Lessee

COMATROL SRL

Mosè Natale Arduini

APPENDIX to INDUSTRIAL PROPERTY - LEASE AGREEMENT

Undersigned the 02/10/2001

between

FLUID DESIGN S.r.l. located in Reggio Emilia, via Emilia All’Angelo 7, tax code, VAT number and registration number from the Register of companies of Reggio Emilia 01966800359, represented by Mr Mosè Natale Arduini, born in Albinea (RE) the 25/12/1931 with residence in via Pareto 25, tax code (C.F.): RDNMNT31T25A162A, as legal representative with power of attorney, consecutively indicated as the “Landlord”.

and

COMATROL s.p.a. located in Reggio Emilia, via Rinaldi nr. 111, tax code, VAT number and registration number from the Register of Companies of Reggio Emilia 00509340352, represented by Mr Ferruccio Colombo, born in Varese on the 28/11/1957 with residence in Reggio Emilia, viale Timavo 16, tax code (C.F.): CLMFRC57S28L682L, in his role as Managing Director with power of attorney, consecutively indicated as the “Lessee”.

(jointly also the “Parties”)

granted that

•                  Between the parties exists a lease agreement of the Complete Estate used for industrial purposes with site in Reggio Emilia, Location Roncocesi, via Rinaldi 111, undersigned the 02/10/2001, consecutively indicated as the “Original Contract”;

•                  That the Landlord has provided an expansion to the Complete Estate

•                  That in the month of September 2003 this expansion has been made available and useable to the Lessee it has been agreed and stipulated the following:

1.               The prefaces are part of the present agreement.

2.               According to § 6 of the Original Contract and starting from the 01/10/2003 the annual rent will increase by 47,60 EUR per m(2) adjusted according to 100% of the index ISTAT of the month of September 2003 in reference to the month of October 2001.

3.               The complete surface of the expansion amounts to 2.329 m(2).

4.               The total rent for the entire Complete Estate will be adjusted according to § 5 of the Original Contract starting from the month of October 2004.

Read, confirmed and undersigned

Reggio Emilia, 01/10/2003

The Landlord

FLUID DESIGN SRL

/s/ Mosè Natale Arduini

The Lessee

COMATROL SPA

/s/ Ferruccio Colombo